MONTANA SECRETARY OF STATE

Return Method: Email

April 25, 2018

BRENNA LUTTER
8020 EXCELSIOR DR.
SUITE 200
MADISON WI 53717

CERTIFICATION LETTER

I, COREY STAPLETON, Secretary of State for the State of Montana, do hereby certify that

Aqua Holdings, Inc.

filed its Articles of Incorporation with this office and has fulfilled the applicable requirements set forth in law. By virtue of the authority vested in this office, I hereby issue this certificate evidencing the filing is effective on the date shown below.

Certified File Number: D1079319 - 11566799
Effective Date: April 19, 2018

Your company's annual report is due by April 15th of next year and each consecutive year thereafter.

Thank you for being a valued member of the Montana business community. I wish you continued success in your future endeavors.

Corey Stapleton
Montana Secretary of State

STATE OF MONTANA

11566799
Montana Secretary of State
Filed: April 19, 2018 03:27 PM
BID: D1079319

Articles of Incorporation

Aqua Holdings, Inc. (D1079319)

General Details

Handling Option	Standard Processing
Delayed Effective Date	
Corporate Type	General For Profit Corporation
Business Entity Name	Aqua Holdings, Inc.

Registered Agent in Montana

Name	Michael McCabe
Street Address	622 Pine Ave, Whitefish, Montana, 59937, United States
Mailing Address	Same as Street Address
Registered Agent Type	Non-Commercial

The appointment of the registered agent listed above is an affirmation by the represented entity that the agent has consented to serve as a registered agent.
Yes

Business Mailing Address of Principal Office

Postal Address	622 Pine Ave, Whitefish, Montana, 59937, United States
Term	Perpetual
Purpose	All Lawful Business

Incorporators

Individual

Name	Michael McCabe
Status	Active
Business Mailing Address	622 Pine Ave, Whitefish, Montana, 59937, United States

Directors

Name	Tom McCrimmon
Status	Active
Business Mailing Address	2101 Boot Lake Circle, Tampa, Florida, 33612, United States
Position	Director

Shares

Share Name	Common
Authorized Shares	1000000000
Share Par Value	0.0001

Signature

I have been authorized by the business entity to file this document online.
Yes

I, HEREBY SWEAR AND/OR AFFIRM, under penalty of law, including criminal prosecution, that the facts contained in this document are true. I certify that I am signing this document as the person(s) whose signature is required, or as an agent of the person(s) whose signature is required, who has authorized me to place his/her signature on this document.
Yes

Name	Michael McCabe
Position	Incorporator
Date	04/19/2018

Michael McCabe